CONTINUING UNCONDITIONAL GUARANTY


     To induce the Provident Bank ("Provident") to give and continue to give credit to Jack of All Games, Inc. ("Borrower"), whether to Borrower alone or to Borrower and others, and in consideration of the extension of such credit, the undersigned, jointly and severally if more than one, hereby absolutely and unconditionally guarantees prompt payment when due of any and all existing and future indebtedness or liability of every kind, nature or character (including, without limitation, principal, interest, all costs of collection and attorneys'
fees) owing to Provident by Borrower, all whether direct or indirect, absolute or contingent and whether incurred as primary debtor, co-maker or guarantor (hereinafter the "Indebtedness"). The undersigned further absolutely and unconditionally guarantees the prompt performance when due of all terms, covenants and conditions of any agreement between the Borrower and Provident that relates to the Indebtedness. The undersigned undertakes this continuing, absolute and unconditional guaranty of the aforementioned payment and performance by Borrower notwithstanding that any portion of the Indebtedness shall be void, voidable or unenforceable as between the Borrower and Provident. It is understood that while the amount of credit that may be extended to, and the amount of the Indebtedness or liability that may be incurred by Borrower is not limited, the liability of each of the undersigned to Provident hereunder is (check one of the following):

     _X_ Unlimited in amount

     | | Limited to _____________________________________________________

     | | Limited to a principal amount of _______________, plus interest thereon and all expenses reimbursable pursuant to the following paragraph.





     If none of the above boxes are checked, this guaranty shall be unlimited in amount.

     This absolute, continuing, unconditional and unrestricted guaranty is a guaranty of payment and not a guaranty of collection. Upon Borrower's failure to pay the Indebtedness promptly when due, Provident, at its sole option, may proceed against the undersigned (or any one or more of them if more than one) to collect the Indebtedness, with or without proceeding against the Borrower, any co-maker or co-surety or co-guarantor, any indorser or any collateral held as security for the Indebtedness. Any and all payments upon the Indebtedness made by the Borrower, the undersigned, or any other person, and the proceeds of any and all collateral securing the payment o the Indebtedness and this guaranty, may be applied by Provident in whatever manner it may determine, it its sole discretion. The undersigned agrees to reimburse Provident for all expenses of any nature whatsoever including, without limitation, attorneys' fees incurred or paid by Provident in exercising any right, power or remedy conferred by this guaranty.

     The obligations of the undersigned set forth in this guaranty shall extend to all amendments, supplements, modifications, renewals, replacements or extensions of the Indebtedness at any rate of interest. The liability of the undersigned and the rights of Provident under this guaranty shall


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


not be impaired or affected in any manner by, and the undersigned hereby consents in advance to and waives any requirement of notice for, any (1) disposition, impairment, release, surrender, substitution, or modification of any collateral securing the Indebtedness or the obligations created by this guaranty or any failure to perfect a security interest in any collateral; (2) release (including adjudication or discharge in bankruptcy) or settlement with any person primarily or secondarily liable for ht Indebtedness (including, without limitation, any maker, indorser, guarantor or surety); (3) delay in enforcement of payment of the Indebtedness or delay in enforcement of this guaranty; (4) delay, omission, waiver, or forbearance in exercising any right or power with respect to the Indebtedness or this guaranty; (5) defense arising from the enforceability or validity of the Indebtedness or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto;
(6) defenses or counterclaims that the Borrower may assert on the Indebtedness, including, but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction and usury; (7) extensions or modifications of any indebtedness; or (8) other act or omission which might constitute a legal or equitable discharge of the undersigned. The undersigned waives all defenses based on suretyship or impairment of collateral, presentment, protest, demand for payment, any right of set-off, notice of dishonor or default, notice of acceptance of this guaranty, notice of the incurring of any of


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


the Indebtedness and notice of any other kind in connection with the Indebtedness or this guaranty. The undersigned also waives any right to require a commercially reasonable disposition of any collateral securing the Indebtedness.

     The undersigned agrees that in the event of (i) the dissolution or insolvency of Borrower, (ii) the inability of Borrower to pay its debts as they become due, (iii) an assignment by Borrower for the benefit of its creditors, or
(iv) the institution of any bankruptcy or other proceeding by or against the Borrower alleging that Borrower is insolvent or unable to pay its debts as they become due, and whether or not such event shall occur at a time when the Indebtedness is not then due and payable, the undersigned shall pay the Indebtedness to Provident promptly upon demand as if the Indebtedness was then due and payable. The undersigned hereby waives, releases and discharges any claim, right or remedy which the undersigned may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by the undersigned hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Provident against Borrower or any security which Provident now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if


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


at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is avoided, rescinded or must otherwise by restored by Provident upon the bankruptcy or reorganization of Borrower or any other person or otherwise.

     Upon any portion of the Indebtedness becoming due and not being fully paid and satisfied, the total sum then due hereunder may immediately be charged against any account or accounts maintained by the undersigned with Provident, without notice to or further consent from the undersigned. The undersigned shall promptly provide such financial information as the holder shall reasonably request from time to time.

     As a specially bargained inducement for Provident to extend credit to
Borrower: (i) THE UNDERSIGNED HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS GUARANTY OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING PROVIDENT AND THE BORROWER AND (ii) THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS GUARANTY, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

     The undersigned authorizes any attorney at law, including an attorney engaged by Provident, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned in favor of Provident, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to subsequent judgment or judgments against any one or more than one of such persons against the undersigned. The undersigned hereby expressly waives any conflict of interest that Provident's attorney may have in confessing such judgment against the undersigned. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The forgoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder thereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned, or any one or more of them.

     This guaranty shall inure to the benefit of any bind the parties hereto, their successors and assigns, and their legal representatives or heirs. Provident may, at its option, assign this guaranty to any other party who is or becomes the indorsee or assignee of any part of the Indebtedness or who is in possession of or the bearer of any part of the Indebtedness that is payable to the bearer, and the undersigned shall continue to be liable under this guaranty to such other part to the extent of such indorsed, assigned or possessed indebtedness. This guaranty shall be deemed to be a contract entered into and made pursuant to the laws of the State of Ohio and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state.

     Each of the undersigned that is a corporation warrants that it has the corporate power to execute this guaranty, that all the necessary corporate actions have been taken to permit the undersigned to give this guaranty and that the person(s) executing this guaranty is (are) duly empowered to do so on behalf of the undersigned. Each of the undersigned that is a partnership warrants that it has the power to execute this guaranty, that all necessary partnership actions have been taken to permit the undersigned to give this guaranty, and that the person(s) executing this guaranty is (are) duly empowered to do so on behalf of the undersigned

     Signed and delivered by the undersigned at Cincinnati, Ohio, on August 31, 1998.


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


WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.






WITNESS(S)                                   GUARANTOR(S)


                                             TAKE-TWO INTERACTIVE SOFTWARE, INC.
--------------------------
Barbara A. Ras, Secretary
                                             By:
                                                  -----------------------------
                                                  Ryan A. Brant, President






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